Exhibit 10.4

March 11, 2022

Paulash Mohsen

[•••]

Re: Separation from Employment

Dear Paulash:

As we have discussed, your employment with Yumanity Therapeutics, Inc. will end no later than April 30, 2022. Please note the following important information with respect to your separation from employment:

•
Your final wages will be paid through the date your employment ends via direct deposit.

•
Enclosed please find the separation agreement that we have discussed. Please feel free to consult with an independent advisor of your own choice regarding the terms of the separation agreement, and to contact us with any questions you may have about it. If you decide to execute the separation agreement, please return one fully executed original to [•••] within forty-five (45) days. After that time, the offer will lapse.

•
With this letter you will receive a pamphlet providing information on applying for unemployment compensation.

•
We will also provide you with information and forms relating to your ability to continue your medical benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

•
We remind you that the obligations set forth in your Employee Confidentiality, Non-Competition, Non-Solicitation, and Intellectual Property Agreement will remain in effect, subject to the modification herein, despite the termination of your employment, and we trust that you will honor them.

•
You are required to promptly return to Company all of its property presently in your possession, which may include software, hardware, equipment, cell phones, documents, electronic data or files (and any copies thereof).

Please contact me if you have any questions regarding this process. We wish you well in your future endeavors.

Yumanity Therapeutics, Inc.

By: /s/ Richard Peters

Richard Peters, M.D., Ph.D.

President and Chief Executive Officer

Enclosure

1

March 11, 2022

Paulash Mohsen

[•••]

Re: Separation Agreement

Dear Paulash:

The purpose of this letter agreement (the “Agreement”) is to confirm the terms regarding your separation of employment from Yumanity Therapeutics, Inc. (“Company”). As more fully set forth below, Company desires to provide you with severance pay and benefits in exchange for certain agreements by you. You may take up to forty-five days to review and sign this Agreement. This Agreement shall become effective on the eighth (8th) day following the date that you sign it (the “Effective Date”), as provided below.

1. Separation. Your employment with the Company will end involuntarily on April 30, 2022 or on such earlier date as the Company may determine in its discretion and notify you of in writing (the “Separation Date”). Effective automatically as of the Separation Date (i) your employment with the Company will end, (ii) you hereby resign as an officer of, and from any and all other positions held with the Company and its subsidiaries, and (iii) you will have no authority and will not represent yourself as an employee, officer or agent of Company. On the Separation Date, Company will provide you with payment for your final wages through the Separation Date.

2. Severance Benefit. In exchange for the mutual covenants set forth in this Agreement, and provided (i) you have not resigned from the Company prior to the Separation Date, (ii) you sign on but not before your Separation Date and do not rescind the Additional Release of Claims attached hereto as Exhibit B (the “Additional Release”), and (iii) you comply with the terms of this Agreement, Company agrees to provide you with the following payment and benefits (together, the “Severance Benefit”):

(a) A payment of $300,000, which is equal to your current base salary for a period of nine (9) months, subject to applicable withholdings and deductions, made in two equal payments of $150,000 each, (i) the first payment of which will be made on the Company’s ordinary payroll date occurring immediately after the later to occur of after the Effective Date and eight days after the Separation Date and (ii) the second payment of which will be made on the Company’s ordinary payroll date first occurring after the date that is ninety (90) days following the later to occur of the Effective Date and eight days after the Separation Date; and

(b) In the event that you choose to exercise your right under COBRA to continue your participation in Company’s health insurance plan (which you may do, to the extent permitted by COBRA, regardless of whether you accept this Agreement), Company will provide you with nine (9) months of COBRA premiums at Yumanity’s normal rate of contribution for employees for your coverage at the level in effect immediately prior to your termination.

The Severance Benefit is not otherwise due to you under any Company employment agreement, policy or practice, will not constitute a severance plan, and will confer no benefit on anyone other than the parties hereto. Except for the specific financial consideration set forth herein, you are not entitled to any other compensation including, without limitation, wages, bonuses, vacation pay, holiday pay or any other form of compensation or benefit.

3. Equity. To the extent applicable, the terms and conditions of Yumanity’s equity incentive plans (the “Plans”) and any award agreements executed by you pursuant thereto (collectively the “Award Agreements”) are expressly incorporated by reference herein and shall survive the signing of this Agreement, including provisions, if any, regarding acceleration of awards following termination of your employment without cause and without a “Change of Control” event. In accordance with the provisions of your Award Agreements regarding termination of your employment without cause, any vested and exercisable but unexercised stock options shall be exercisable for three months following the Separation Date.

4. Unemployment. Company will not contest any claim for unemployment benefits by you with the Massachusetts Division of Unemployment Assistance. Company, of course, will not be required to falsify any information.

5. Consulting. For three (3) months after the Separation Date, you agree to provide up to eight hours of consulting services per month with regard to any matters for which you had responsibility during your employment, including (a) being available upon reasonable notice to meet with Company representatives via teleconference regarding matters in which you have been involved, including any contract matters or audits; (b) preparing for, attending and participating in any legal proceeding (including affidavits, depositions, consultation, discovery or trial); and (c) assisting with audits, inspections, proceedings or other inquiries. Any services to be provided after such three-month period shall be subject to such terms and conditions, including fees, as may be agreed by you and the Company in writing. Should you be contacted by any person or entity adverse to Company (for example, by any party representing an individual or entity), you will promptly notify [•••]. You will be reimbursed for any reasonable costs and expenses approved in advance by Company and incurred in connection with providing such cooperation under this section.

6. Covenants. You acknowledge and agree to the following:

(a) Access to and Return of Company Property. During the period you provide services pursuant to Section 5, above, the Company will allow all you continuing access to Company systems, files, documents and property, including access to your Company email account and possession of your laptop computer for the purpose of providing such services, but you may not hold yourself out as an officer, employee or representative of the Company. After that period you will return to Company and will not retain any Company files, documents or property, or any copies thereof in any form or media, including any cell phones, computer, keys and key cards.

(b) Covenants Agreement. You will abide by your Employee Confidentiality, Assignment and Noncompetition Agreement, which is expressly incorporated by reference herein and will remain in full force and effect, provided that, as your separation is without Cause, your non-competition obligation will not apply, and you will not be eligible for garden leave pay in support of such non-competition obligation related to same. Without limiting the foregoing, you will not disclose any Company trade secrets or confidential and proprietary information, and will abide by all common law and statutory obligations relating to protection and non-disclosure of Company’s trade secrets and confidential and proprietary information.

(c) Confidentiality. All information relating to the terms of this Agreement will be held confidential by you and will not be publicized or disclosed: (i) to any person, other than an immediate family member, legal counsel or financial advisor who agrees to be bound by these confidentiality obligations; (ii) to any business entity; or (iii) to any government agency, except as mandated or permitted by state or federal law; provided that nothing in this section will restrict you from making any disclosures mandated by state or federal law, from providing information to a Government Agency (described below) if requested by the agency to do so, or from participating in an investigation with a Government Agency if requested by the agency to do so.

(d) Non-Disparagement. You will not make any statements that are professionally or personally disparaging about Company or its officers, directors or managers, in any verbal or written form, or in any media or communication platform, including any statements that disparage any product, service, finances, capability or any other aspect of Company; provided that nothing in this section will restrict you from making any disclosures mandated by state or federal law, from providing information to a Government Agency (described below) if requested by the agency to do so, or from participating in an investigation with a Government Agency if requested by the agency to do so.

(e) Material Breach. You acknowledge and agree that the provisions of this Section 6 are material provisions of this Agreement and represent important consideration for Company’s agreement to enter into this Agreement and to provide you with the Severance Benefit. Accordingly, you further acknowledge and agree that a breach of any of the provisions of this Section 6 will constitute a material breach of this Agreement and, in addition to any other legal or equitable remedy available to Company, will entitle Company to terminate the provision of Severance Benefits and to recover any Severance Benefits already provided to you hereunder.

7. Release of Claims.

(a)
Release. You agree and acknowledge that by signing this Agreement, and for other good and valuable consideration provided for in this Agreement, you are waiving and releasing your right to assert any form of legal claim against Company (For the purposes of this section, the parties agree that the term “Company” shall include Yumanity Therapeutics, Inc. and its divisions, affiliates, parents and subsidiaries, and its and their respective officers, directors, shareholders, owners, employees, attorneys, agents and assigns.) whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the date that you sign this Agreement. Your waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against Company seeking any form of relief, including equitable relief, recovery of damages, or recovery of any other form of monetary recovery (including back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorney’s fees and any other costs) for any alleged action, inaction or circumstance existing through the date that you sign this Agreement. Without limiting the foregoing, you waive and release Company from any waivable claim arising from or related to your employment relationship with Company up through the date that you sign this Agreement, including: (i) Claims under any Massachusetts or any other state or federal statute, regulation or executive order (as amended) related to fair employment practices, discrimination, harassment, leaves of absence, wages, hours, or any other terms and conditions of employment, including the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act, the Genetic Information Non-Discrimination Act, the Lilly Ledbetter Fair Pay Act, the National Labor Relations Act, the Family and Medical Leave Act, the Families First Coronavirus Response Act, the Coronavirus Aid, Relief, and Economic Security Act, the Employee Retirement Income Security Act of 1974, COBRA, the Worker Adjustment and Retraining Notification Act, the Uniformed Services Employment and Reemployment Rights Act, the Massachusetts Fair Employment Practices Statute, the Massachusetts Equal Rights Act, Massachusetts Civil Rights Act, the Massachusetts Wage Act, the Massachusetts Minimum Fair Wages Act, the Massachusetts Equal Pay Act, and any similar Massachusetts or other state or federal statute; please note that this section specifically includes a waiver and release of Claims that you have or may have regarding payments or amounts covered by the Massachusetts Wage Act or the Massachusetts Minimum Fair Wages Act, including hourly wages, salary, overtime, minimum wages, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay or severance pay; (ii) Claims under any Massachusetts or any other state or federal common law theory, including wrongful discharge, retaliation, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual or business relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence or any claim to attorneys’ fees under any applicable statute or common law theory of recovery; and (iii) any other Claim arising under other state or federal statute or common law.

(b) Release Limitation. Notwithstanding the foregoing, this Section 7 does not: (i) release Company from any obligation expressly set forth in this Agreement; (ii) waive or release any legal claims which you may not waive or release by law, including, but not limited to, under workers’ compensation laws or unemployment benefits statutes; (iii) prohibit you from challenging the validity of this release under federal law, or from communicating, filing a charge with, or participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or a state or local equivalent (including the Massachusetts Commission Against Discrimination), the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other U.S. federal, state or local governmental agency or commission (each a “Government Agency”); or (iv) prohibit you from providing documents or information to a Government Agency. Your waiver and release, however, are intended to be a complete bar to any recovery or personal benefit by or to you with respect to any claim (except those which cannot be released under law), including those raised through a charge with a Government Agency. Accordingly, nothing in this Section 7 will be deemed to limit Company’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under the federal discrimination laws, or to seek restitution to the extent permitted by law of the economic benefits provided to you under this Agreement in the event you successfully challenge the validity of this release and prevail in any claim under the federal discrimination laws.

8. ADEA/OWBPA Review and Revocation Period. You and Company acknowledge that you are over the age of 40 and that you, therefore, have specific rights under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (the “OWBPA”), which prohibit discrimination on the basis of age. It is Company’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement, which includes a release of claims under the ADEA and OWBPA. To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement. Consistent with the provisions of the ADEA and OWBPA, Company also is providing you with forty-five (45) days in which to consider and accept the terms of this Agreement by signing below and returning it to [•••]. You agree that any modifications, material or otherwise, made to this Agreement do not and shall not restart or affect in any manner whatsoever, the original forty-five (45) day review period. Additionally, in Exhibit A, you are being provided with certain additional information required by the ADEA and the OWBPA, including the job titles and ages of other employees in your decisional unit who were, or were not, separated from employment and offered a separation agreement. You may rescind your assent to this Agreement if, within seven (7) days after you sign this Agreement, you deliver by e-mail received during such 7 day period a notice of rescission to [•••].

9. Taxes. The Severance Benefit will be reduced by all applicable federal, state, local and other deductions, taxes, and withholdings. Company does not guarantee the tax treatment or consequences associated with any payment or benefit under this Agreement, including under Section 409A of the Internal Revenue Code of 1986 (“Code Section 409A”).

10. Knowing and Voluntary Agreement. You and Company each acknowledge and agree that: (a) you and Company each have been afforded sufficient time to understand the terms of this

Agreement; (b) your and Company’s agreements and obligations hereunder are made voluntarily, knowingly and without duress; and (c) the other party has not made representations inconsistent with this Agreement.

11. General. This Agreement, along with your Employment Agreement, Employee Confidentiality, Employee Confidentiality, Assignment and Noncompetition Agreement, Officer Indemnification Agreement and any other agreement expressly incorporated by reference and stated as surviving herein (all as modified herein) supersedes any and all prior or contemporaneous agreements between you and Company, and sets forth the entire agreement between you and Company. No modifications will be deemed valid unless reduced to writing and signed by the parties hereto. The failure of Company to seek enforcement of any provision of this Agreement will not be construed as a waiver of such provision or Company’s right to seek enforcement of such provision in the future. The provisions of this Agreement are severable, and if for any reason any part hereof will be found to be unenforceable, the remaining provisions will be enforced in full. This Agreement will be deemed to have been made in Massachusetts, will take effect as an instrument under seal within Massachusetts, and will be governed by and construed in accordance with the laws of Massachusetts, without giving effect to conflict of law principles. The parties agree that any action, claim or counterclaim relating to the terms of this Agreement will be commenced in Massachusetts in a court of competent jurisdiction, and that venue for such actions will lie exclusively in Massachusetts. Both parties hereby waive and renounce in advance any right to a trial by jury in connection with such legal action. This Agreement may be signed on one or more copies, each of which when signed will be deemed to be an original, and all of which together will constitute one and the same Agreement.

If the foregoing accurately sets forth our agreement, please sign, date and return the enclosed copy of this Agreement to [•••] within forty-five (45) days.

Yumanity Therapeutics, Inc.

By: /s/ Richard Peters

Richard Peters, M.D., Ph.D.

Chief Executive Officer

Dated: March 11, 2022

Confirmed and Agreed:

By: /s/ Paulash Mohsen

Paulash Mohsen

Dated: March 14, 2022

Exhibit A

Personnel Affected by Reduction and Eligible for Severance Benefits

As stated in your separation agreement, this Appendix is designed to provide you with additional information regarding the employees at Yumanity whose jobs were, and were not, impacted by the present reduction in personnel at Yumanity.

In order to provide you with a full overview of this reduction, below please find a list showing the job title and age for each employee whose job was reviewed pursuant to the reduction. When reviewing the list below, please note the following additional information, which is designed to help you best understand the data being provided:

•
The decisional unit is the CEO and the CEO’s executive-level direct reports.
•
For your ease of reference, employees are categorized alphabetically by job title, then by age within each job title.
•
Employees whose jobs are impacted by the reduction (i.e., employees who are subject to layoff) have a check mark next to their age.
•
The employment decisions were based on factors such as current economic and financial conditions applicable to Yumanity, Yumanity’s revised business focus, strategy and direction, position cost, and position criticality.

Title	Age	Selected for Layoff
Chief Executive Officer	59
Chief Financial Officer	32
Chief Human Resources Officer	58	☑
Chief Business Officer	48	☑
General Counsel	54

We appreciate the sensitive nature of this information. We are obligated by federal law, however, to provide you with such information so that you can better evaluate our offer of separation terms. Accordingly, we ask you that you, in turn, also respect the sensitive and confidential nature of the information provided.

Exhibit B

Supplemental Release Of Claims

(for signature on but not before your Separation Date)

1. Release. In consideration of the covenants set forth in your separation agreement with Yumanity Therapeutics, Inc. (the “Company”) dated March 18, 2022 (the “Separation Agreement”) to which this Supplemental Release of Claims (“Supplemental Release”) is attached as Exhibit B, and more particularly the payments and benefits provided to you in the Separation Agreement and other good and valuable consideration, you, the undersigned, unconditionally and irrevocably waive and release your right to assert any form of legal claim against Company (For the purposes of this Supplemental Release, the parties agree that the term “Company” shall include Yumanity Therapeutics, Inc. and its divisions, affiliates, parents and subsidiaries, and its and their respective officers, directors, shareholders, owners, employees, attorneys, agents and assigns.) whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the date that you sign this Supplemental Release. Your waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against Company seeking any form of relief, including equitable relief, recovery of damages, or recovery of any other form of monetary recovery (including back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorney’s fees and any other costs) for any alleged action, inaction or circumstance existing through the date that you sign this Supplemental Release. Without limiting the foregoing, you waive and release Company from any waivable claim arising from or related to your employment relationship with Company up through the date that you sign this Supplemental Release, including: (i) Claims under any Massachusetts or any other state or federal statute, regulation or executive order (as amended) related to fair employment practices, discrimination, harassment, leaves of absence, wages, hours, or any other terms and conditions of employment, including the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act, the Genetic Information Non-Discrimination Act, the Lilly Ledbetter Fair Pay Act, the National Labor Relations Act, the Family and Medical Leave Act, the Families First Coronavirus Response Act, the Coronavirus Aid, Relief, and Economic Security Act, the Employee Retirement Income Security Act of 1974, COBRA, the Worker Adjustment and Retraining Notification Act, the Uniformed Services Employment and Reemployment Rights Act, the Massachusetts Fair Employment Practices Statute, the Massachusetts Equal Rights Act, Massachusetts Civil Rights Act, the Massachusetts Wage Act, the Massachusetts Minimum Fair Wages Act, the Massachusetts Equal Pay Act, and any similar Massachusetts or other state or federal statute; please note that this section specifically includes a waiver and release of Claims that you have or may have regarding payments or amounts covered by the Massachusetts Wage Act or the Massachusetts Minimum Fair Wages Act, including hourly wages, salary, overtime, minimum wages, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay or severance pay; (ii) Claims under any Massachusetts or any other state or federal common law theory, including wrongful discharge, retaliation, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual or business relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence or any claim to attorneys’ fees under any applicable statute or common law theory of recovery; and (iii) any other Claim arising under other state or federal statute or common law.

2. Release Limitation. Notwithstanding the foregoing, this Section 2 does not: (i) release Company from any obligation expressly set forth in the Separation Agreement or this Supplemental Release; (ii) waive or release any legal claims which you may not waive or release by law, including, but not limited to, under workers’ compensation laws or unemployment benefits statutes; (iii) prohibit you from challenging the validity of this release under federal law, or from communicating, filing a charge with, or participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or a state or local equivalent (including the Massachusetts Commission Against Discrimination), the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other U.S. federal, state or local governmental agency or commission (each a “Government Agency”); or (iv) prohibit you from providing documents or information to a Government Agency. Your waiver and release, however, are intended to be a complete bar to any recovery or personal benefit by or to you with respect to any claim (except those which cannot be released under law), including those raised through a charge with a Government Agency. Accordingly, nothing in this Section 7 will be deemed to limit Company’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Supplemental Release constitutes a full release of any individual rights under the federal discrimination laws, or to seek restitution to the extent permitted by law of the economic benefits provided to you under this Supplemental Release in the event you successfully challenge the validity of this release and prevail in any claim under the federal discrimination laws.

3. Acknowledgement. You acknowledge and agree that, but for providing this Supplemental Release, you would not be receiving the consideration being provided to you under the terms of the Separation Agreement.

4. ADEA/OWBPA Review and Revocation Period. You and Company acknowledge that you are over the age of 40 and that you, therefore, have specific rights under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (the “OWBPA”), which prohibit discrimination on the basis of age. It is Company’s desire and intent to make certain that you fully understand the provisions and effects of this Supplemental Release, which includes a release of claims under the ADEA and OWBPA. To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Supplemental Release. Consistent with the provisions of the ADEA and OWBPA, Company also is providing you with forty-five (45) days in which to consider and accept the terms of this Supplemental Release by signing below and returning it to [•••]. You agree that any modifications, material or otherwise, made to this Supplemental Release do not and shall not restart or affect in any manner whatsoever, the original forty-five (45) day review period. Additionally, in Exhibit A to the Separation Agreement, you are being provided with certain additional information required by the ADEA and the OWBPA, including the job titles and ages of other employees in your decisional unit who were, or were not, separated from employment and offered a separation agreement. You may rescind your assent to this Supplemental Release if, within seven (7) days after you sign this Supplemental Release, you deliver by e-mail received during such 7 day period a notice of rescission to [•••].

Confirmed and Agreed:

By: /s/ Paulash Mohsen

Paulash Mohsen

Dated: April 12, 2022